EXHIBIT 99.5

FORM OF NOTICE OF GUARANTEED DELIVERY
FOR
SUBSCRIPTION RIGHTS CERTIFICATE ISSUED
BY 1st UNITED BANCORP, INC.

          This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated [__________], 2008 (the “Prospectus”) of 1st United Bancorp, Inc., a Florida corporation (the “Company”), if a holder of Rights cannot deliver the notice evidencing the Rights (the “Subscription Rights Certificate”), to the Subscription Agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., Eastern Time, on [____________], 2008 (the “Expiration Time”). Such form must be delivered by hand, first class mail or overnight courier, or if sent by an Eligible Institution, facsimile transmission, to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Time. See “The Rights Offering — Subscription Agent” in the Prospectus. Payment of the Subscription Price of [$____] per share for each share of the Company’s Common Stock, par value $0.01 (“Common Stock”), subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in “The Rights Offering — Payment Method” in the Prospectus at or prior to the Expiration Time even if the Subscription Rights Certificate evidencing such Rights is being delivered pursuant to the Guaranteed Delivery Procedures thereof. See “The Rights Offering – Guaranteed Delivery Procedures” in the Prospectus.

The Subscription Agent is:
AMERICAN STOCK TRANSFER & TRUST COMPANY

By Mail, or Overnight Courier:
1st United Bancorp, Inc.
c/o American Stock Transfer & Trust Company LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, NY 11219

By Hand:
1st United Bancorp, Inc.
c/o American Stock Transfer & Trust Company LLC
Attn: Reorganization Department
59 Maiden Lane, Plaza Level
New York, NY 10038

Facsimile Number: (718) 234-5001
Confirmation Telephone Number: (877) 248-6417 or (718) 921-8317

          DELIVERY OR TRANSMISSION OF THIS INSTRUMENT OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Questions may be answered by, and additional copies of relevant documents may be obtained by, contacting Georgeson, Inc., which is acting as our information agent, at:

Georgeson, Inc.
199 Water Street, 26th Floor
New York, NY 10038

Banks and brokerage firms, please call (212) 440-9800.
All others, please call toll-free (888) 679-2873.

You may also contact John Marino, our President and Chief Financial Officer, at 561-362-3435 from 9:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday, if you have any questions.

Ladies and Gentlemen:

          The undersigned hereby represents that the undersigned is the holder of a Subscription Rights Certificate representing _________________ Rights and that such Subscription Rights Certificate cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Time, on [____________], 2008 (the “Expiration Time”). Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Right to subscribe for ____________ share(s) of Common Stock with respect to the Rights represented by such Subscription Rights Certificate and (ii) the Oversubscription Right relating to such Rights, to the extent that shares that are not otherwise purchased pursuant to the exercise of the Basic Subscription Rights (the “Excess Shares”) are available therefor, up to ___________ Excess Shares, subject to availability, proration, and limitation, as described in the Prospectus.

          The undersigned understands that payment of the Subscription Price of [$_____] per share for each share of Common Stock subscribed for pursuant to the Basic Subscription Right and the Oversubscription Right must be received by the Subscription Agent at or before the Expiration Time and represents that such payment, in the aggregate amount of $___________, either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith;

or

☐	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

☐	Wire transfer of funds
Name of transferor institution: _________________________________________
Date of transfer: ____________________________________________________
Confirmation number (if available): ____________________________________

☐

Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date.)

☐	Certified check

☐	Bank draft (cashier’s check)

☐	Money order
Name of maker: ____________________________________________________
Date of check, draft or money order: ____________________________________
Check, draft or money order number: ___________________________________
Bank or other institution on which check is drawn or issuer of money order:
__________________________________________________________________

Signature(s):

Print or type name:	Print or type name:

Address:	Address:

Telephone No.	Telephone No.

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SUBSCRIPTION RIGHTS CERTIFICATE SIGNATURE GUARANTEE)

          The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:

(Address)	(Name of Firm)

(Area Code and Telephone Number)	(Authorized Signature)

          The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate to the Subscription Agent within the time period shown in the Prospectus of 1st United Bancorp, Inc., dated [_________], 2008. Failure to do so could result in a financial loss to such institution.